Exhibit 99.1

Mentari Therapeutics Announces Closing of Merger with InMed Pharmaceuticals and Previously Announced $490 Million Financing

Mentari is advancing a robust pipeline of biologics for the prevention of migraine, including MT-001 and MT-002, which target clinically validated pathways and have potential to address the two-thirds of people who have a suboptimal response to existing anti-CGRP therapies

Phase 1 clinical trial for MT-001, a monoclonal antibody targeting PACAP, ongoing with initial data expected mid-2027

MT-002, a bispecific antibody targeting both PACAP and CGRP, is on track for regulatory filing in Q1 2027 with initial data expected by year-end 2027

Company completed two private placement financings with gross proceeds of $490 million, providing runway into 2029 and beyond multiple key data catalysts

Shares to trade on Nasdaq under the ticker symbol “MTRI” commencing today, November 9, 2026

WALTHAM, Mass., November 9, 2026 – Mentari Therapeutics, Inc. (“Mentari” or the “Company”), a clinical-stage biotechnology company developing therapies for migraine prevention, today announced completion of the previously disclosed merger with InMed Pharmaceuticals Inc. (“InMed”). The combined company will operate under the name Mentari Therapeutics, Inc., and its shares will begin trading on the Nasdaq Capital Market today, November 9, 2026, under the name “Mentari Therapeutics, Inc.” and the ticker symbol “MTRI.”

“Today marks a significant milestone for Mentari as we enter the public markets with tremendous momentum and conviction in our mission to transform migraine care. With a proven leadership team, strong capital position and robust pipeline, we are well positioned to advance next-generation migraine therapies,” said Greg Divis, Chief Executive Officer of Mentari. “We believe bispecific antibodies targeting complementary pathways represent the next frontier in migraine treatment, with the potential to redefine care and address the limitations of existing therapies. With multiple catalysts ahead, we look forward to sharing initial data on both of our lead programs in 2027 and continuing to rapidly advance our full pipeline of potentially best-in-class therapies for people living with migraine.”

Immediately prior to the closing of the merger, Mentari completed previously announced private financings totaling approximately $490 million in gross proceeds, led by Fairmount, with participation from Venrock Healthcare Capital Partners, ADAR1 Capital Management, Blackstone Multi-Asset Investing, Commodore Capital, RTW Investments, BB Biotech, Vivo Capital, Wellington Management, a16z Bio + Health, Janus Henderson Investors, TCGX, Deep Track Capital, Farallon Capital, Perceptive Advisors, Sirenia Capital Management LP, and other leading investment management firms. The proceeds include the conversion of $50.0 million of previously issued convertible notes, plus accrued interest thereon. Following the completion of the reverse stock split, the private placement financings, and the merger, there are approximately 58.3 million shares of the combined company’s common stock and common stock equivalents outstanding, including shares of common stock, pre-funded warrants, preferred stock, and excluding shares underlying equity awards.

In connection with the closing of the merger, Mentari announced the appointment of Todd Shegog to its Board of Directors, where he will serve as Chair of the Audit Committee. Mr. Shegog has more than 30 years of finance, operations, corporate strategy, and compliance expertise in the biotechnology and pharmaceutical industries.

Mentari is advancing a robust pipeline of next-generation biologics for the prevention of migraine, one of the most widespread and undertreated neurological conditions, affecting more than 1 billion people globally. While the approval of therapies targeting calcitonin gene-related peptide (“CGRP”) marked a turning point in migraine care, significant unmet need remains, with many people continuing to experience frequent and debilitating migraine attacks despite available treatments. Mentari’s lead programs, MT-001 and MT-002, both target pituitary adenylate cyclase-activating polypeptide (“PACAP”), an emerging and clinically validated target. MT-001, an investigational monoclonal antibody with potential for best-in-class efficacy and convenient, infrequent subcutaneous dosing, continues to advance in Phase 1 development with dosing ongoing and initial data expected mid-2027. MT-002 is an investigational bispecific antibody targeting both PACAP and CGRP that is designed for infrequent subcutaneous dosing. By addressing two validated and complementary pathways in a single molecule, MT-002 has potential to deliver greater efficacy than by targeting either pathway alone. MT-002 is on track for a regulatory filing in Q1 2027, with initial data expected by year-end 2027.

About Mentari Therapeutics

Mentari Therapeutics is a clinical-stage biotechnology company developing next-generation therapies for the prevention of migraine, a condition affecting more than 1 billion people globally. Mentari’s lead programs are MT-001, an anti-PACAP monoclonal antibody, and MT-002, an anti-PACAP and anti-CGRP bispecific antibody with the potential to deliver greater efficacy for people with incomplete response to existing therapies. Mentari is advancing a robust portfolio of potentially best-in-class therapies that target validated pathways in migraine biology. The company’s programs were discovered by Paragon. Mentari Therapeutics is based in Waltham, MA. For more information, visit mentaritx.com. Follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Mentari’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Mentari’s ability to achieve the expected benefits or opportunities with respect to MT-001 and MT-002, including whether MT-001 and MT-002 will achieve clinical proof of concept, demonstrate superior efficacy or potency, achieve convenient dosing or achieve regulatory approval; the expected timelines of regulatory filings and clinical data for MT-001 and MT-002; the potential of MT-001 and MT-002 to become best-in-class therapies; the sufficiency of the combined company’s cash, cash equivalents and proceeds from the private financings to fund operations into 2029, including through multiple key data catalysts; the expected number of shares of common stock and common stock equivalents outstanding following the transactions; and the timing of the combined company’s trading on the Nasdaq Capital Market under a new ticker symbol. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,”

“plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Mentari will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Mentari’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to those uncertainties and factors more fully described in Mentari’s most recent filings with the Securities and Exchange Commission (the “SEC”) (including the registration statement on Form S-4 (File No. 333-297234) filed by InMed Pharmaceuticals Inc. (now Mentari Therapeutics, Inc.), as most recently amended on September 29, 2026 and declared effective by the SEC on October 1, 2026, as well as Mentari’s subsequent filings with the SEC, including Current Reports on Form 8-K), as well as risk factors associated with companies, such as Mentari, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Mentari’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Mentari does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all the conditions, risks and other attributes of an investment in Mentari.

Important Information About Investigational Product Candidates

This press release concerns drug candidates that are under preclinical and clinical investigation, and which have not yet been approved by the U.S. Food and Drug Administration. These are currently limited by federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Contacts

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investors@mentaritx.com

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